Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 28, 2008 (June 2, 2010 as to the effect of the noncontrolling interests as discussed in Note 4), relating to the Fiscal 2008 consolidated financial statements of Polo Ralph Lauren Corporation and subsidiaries, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of ASC 740-10 (formerly referred to as Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), effective April 1, 2007, and an explanatory paragraph relating to the Company’s retrospective adjustment of the presentation and disclosures for a change in accounting for noncontrolling interests, appearing in the Company’s Annual Report on Form 10-K for the year ended April 3, 2010.

We also consent to the reference to us under the heading “Experts” in the Prospectus which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 14, 2010